UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2015

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-06461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut		06851-1168
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 840-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                          Material Impairments.
On April 10, 2015, General Electric Capital Corporation's ("GECC") parent company, General Electric Company ("GE"), announced its plan (the "GE Capital Exit Plan") to reduce the size of its financial services businesses through the sale of most of the assets of its wholly owned subsidiary, GECC, over the next 24 months, and to focus on continued investment and growth in GE's industrial businesses. As part of that announcement, GE estimated that it expected to incur approximately $23 billion of after-tax charges related to the GE Capital Exit Plan through 2016.  In the first quarter of 2015, GE recognized $16.1 billion of after-tax charges related to the GE Capital Exit Plan.
GE classified additional businesses within GECC's Commercial Lending and Leasing business as held for sale on June 29, 2015.  This classification reflects an acceleration of the expected timing of business disposals versus the April 10 GE Capital Exit Plan, which contemplated a more extended timeline.  In connection with that classification, and as anticipated by the GE Capital Exit Plan, GE expects to recognize approximately $4.3 billion of after-tax charges related to the loss on disposal for those businesses, which will be reported in discontinued operations for the second quarter.  None of these charges are expected to result in future net cash expenditures, and the charges were included within the framework of GE's initial GE Capital Exit Plan announcement on April 10, 2015.
Forward-Looking Statements
This document contains "forward-looking statements" – that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target."
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about GE's announced plan to reduce the size of its financial services businesses, including expected cash and non-cash charges associated with this plan; expected income; revenues; net interest margin; cost structure; restructuring charges; cash flows; assets; return on capital or assets; capital structure, including Tier 1 common ratio; and dividends.
For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•
obtaining (or the timing of obtaining) any required regulatory reviews or approvals or any other consents or approvals associated with GE's announced plan to reduce the size of its financial services businesses;

•	our ability to complete incremental asset sales as part of that plan in a timely manner (or at all) and at the prices we have assumed;
•
changes in law, economic and financial conditions, including interest and exchange rate volatility, commodity and equity prices and the value of financial assets, including the impact of these conditions on our ability to sell or the value of incremental assets to be sold as part of GE's announced plan to reduce the size of its financial services businesses as well as other aspects of that plan;

•	the impact of conditions in the financial and credit markets on the availability and cost of GECC's funding, GECC's exposure to counterparties and GECC's ability to reduce asset levels as planned;
•	the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults;
•	pending and future mortgage loan repurchase claims and other litigation claims in connection with WMC, which may affect our estimates of liability, including possible loss estimates;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	GECC's ability to pay dividends to GE at the planned level, which may be affected by GECC's cash flows and earnings, financial services regulation and oversight, and other factors;
•	the level of demand and financial performance of the major industries and customers GE serves;
•	the effectiveness of our risk management framework;
•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation and litigation;

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•
adverse market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to GE or Synchrony Financial that could prevent GE from completing the Synchrony Financial split-off as planned;

•	our success in completing, including obtaining regulatory approvals for, announced transactions, such as GE's announced plan to reduce the size of its financial services business;
•	our success in integrating acquired businesses and operating joint ventures;
•	the impact of potential information technology or data security breaches; and
•	the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.
This document includes certain forward-looking projected financial information that is based on current estimates and forecasts.  Actual results could differ materially.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL ELECTRIC CAPITAL CORPORATION
(Registrant)

	By:	/s/ Walter Ielusic
Walter Ielusic Senior Vice President and Controller

Date: July 6, 2015

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